UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 8, 2007

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 8, 2007, VIVUS, Inc. (the “Company”) completed the disposition of Evamist, a metered dose transdermal estradiol spray for the treatment of moderate to severe vasomotor symptoms due to menopause, pursuant to the previously announced transaction with K-V Pharmaceutical Company (“K-V”) for the transfer of exclusive rights and assets related to Evamist (the “Transaction”).  Under the terms of the Transaction, the Company received an upfront payment of $10 million upon the May 15, 2007 closing.  Following the approval by the United States Food and Drug Administration (“FDA”) of the Company’s right to market Evamist on July 27, 2007 and the Company’s transfer of the Evamist FDA submissions and all related files to K-V on August 1, 2007, K-V delivered the additional $140 million milestone payment to the Company on August 8, 2007.  The Company remains eligible to receive two additional one-time milestone payments totaling $30 million based on sales milestones for Evamist through the term of the agreement with K-V.

As a result of the FDA’s approval of the right to market Evamist, K-V is also now responsible for $1.5 million of the $3.0 million milestone payment due under the Estradiol Development and Commercialization Agreement, by and among the Company, FemPharm Pty Ltd. and Acrux DDS Pty Ltd., dated February 12, 2004 (the “Acrux License”).  Although the Company has sublicensed its rights under the Acrux License related to Evamist to K-V, the Company will continue to have certain obligations under the Acrux License in the event that K-V does not satisfy the requirements under the sublicense agreement. The Company incurred $3.5 million and $200,000 of research and development expense related to Evamist in the year ended December 31, 2006, and the six months ended June 30, 2007, respectively.

Under the terms of the Transaction, K-V will be primarily responsible for the regulatory undertakings and expenses, manufacturing, selling, and marketing of Evamist.  K-V will also assume all additional expenses and liabilities associated with Evamist.  Other than the relationship concerning the Transaction, the Company has no material relationship with K-V.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, by and among the Company and K-V, dated as of March 30, 2007, which was filed as Exhibit 2.1 to the Company’s Form 8-K filed with the Commission on May 15, 2007, and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Federal securities laws and is subject to safe harbors created therein.  These forward-looking statements include, but are not limited to, those regarding the Company’s expectations regarding the likelihood of the payment of additional consideration pursuant to the Transaction.

These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements.  These risks and uncertainties include, among others, the risk that sales of Evamist may never reach the stated sales milestones to trigger the payment of additional consideration and the risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2006 and periodic reports filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1†*	Asset Purchase Agreement, by and among the Company and K-V Pharmaceutical Company, dated as of March 30, 2007.

†                     Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

*                    Incorporated by reference to the same numbered exhibit filed with the Company’s Form 8-K filed with the Commission on May 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

Date:  August 9, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1†*	Asset Purchase Agreement, by and among the Company and K-V Pharmaceutical Company, dated as of March 30, 2007.

†                     Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

*                    Incorporated by reference to the same numbered exhibit filed with the Company’s Form 8-K filed with the Commission on May 21, 2007.